EXHIBIT 99.3

Artelo Biosciences Announces Closing of $3.0 Million Public Offering

SOLANA BEACH, CA – September 5, 2025 (GLOBE NEWSWIRE) -- Artelo Biosciences, Inc. (Nasdaq: ARTL), a clinical-stage pharmaceutical company focused on modulating lipid-signaling pathways to develop treatments for people living with cancer, pain, dermatologic, or neurological conditions, today announced the closing of its previously announced underwritten public offering of 640,924 shares of its common stock at a price to the public of $4.40 per share and pre-funded warrants to purchase up to 40,894 shares of Artelo’s common stock at a price to the public of $4.399 per pre-funded warrant, which represents the per share public offering price of each share of Artelo’s common stock less the $0.001 per share exercise price for each pre-funded warrant.

The aggregate gross proceeds from the offering were approximately $3.0 million, prior to deducting underwriting discounts and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 102,272 shares of common stock at the public offering price per share, less the underwriting discounts to cover over-allotments, if any.

R. F. Lafferty & Co., Inc. acted as the sole book-running manager and underwriter for the offering.

The shares of common stock and pre-funded warrants were offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-273153), which was filed with the U.S. Securities and Exchange Commission (SEC) on July 6, 2023, and declared effective by the SEC on July 14, 2023, and the accompanying prospectus contained therein.

The offering was made by means of a prospectus supplement and accompanying prospectus. The final prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering were filed with the SEC on September 5, 2025, and are available on the SEC’s website at www.sec.gov.

Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained on the SEC’s website at http://www.sec.gov or alternatively, from: R. F. Lafferty & Co., Inc., 40 Wall Street, Suite 3602, New York, NY 10005; (212) 293-9090.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Artelo Biosciences

Artelo Biosciences, Inc. is a clinical-stage pharmaceutical company dedicated to the development and commercialization of proprietary therapeutics that modulate lipid-signaling pathways, with a diversified pipeline addressing significant unmet needs in anorexia, cancer, anxiety, dermatologic conditions, pain, and inflammation. Complementing its scientific innovation, Artelo has adopted a forward-looking corporate finance initiative whereby it is deploying a portion of its excess capital into Solana under its digital asset treasury strategy. Led by an experienced executive team collaborating with world-class researchers and digital-asset technology partners, Artelo applies rigorous scientific, regulatory, commercial, and treasury management practices to maximize stakeholder value. More information is available at www.artelobio.com and X: @ArteloBio.

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Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission, including our ability to raise additional capital in the future. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: ARTL@crescendo-ir.com

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